CHEMTURA CORPORATION
199 Benson Road
Middlebury, CT 06749

December 8, 2008

BY HAND DELIVERY

Robert L. Wood
67 Tophet Road
Roxbury, CT 06783

Dear Bob:

As we have discussed, your employment with Chemtura Corporation (the “Company”) will terminate effective as of December 8, 2008 (the “Separation Date”).  The purpose of this letter (the “Agreement”) is to serve as a “Notice of Termination,” as such term is defined in the Employment Agreement between you and the Company, dated April 1, 2006 (the “Employment Agreement”), indicating your resignation from all positions at the Company, its subsidiaries and affiliates, including your resignation from the positions of President, Chief Executive Officer and Chairman of the Company, and to confirm the agreement between you and the Company concerning your severance arrangements, as follows:

1. Final Compensation and Payments.

(a) You will receive each of the following: (i) pay for all work you have performed for the Company during the current payroll period, through the Separation Date, to the extent not previously paid; (ii) any annual bonus payable for fiscal year 2007 to the extent not already paid; and (iii) pay at your final base rate of pay for the vacation days you have earned but not used as of the Separation Date, as reflected on the books of the Company.

(b) As soon as practicable following the Separation Date, and no later than thirty (30) calendar days following such date, you shall also receive reimbursement for all reasonable business travel and other expenses to which you are entitled, provided that you submit such substantiation and documentation within fourteen (14) days following the Separation Date.  Any such reimbursement that would constitute nonqualified deferred compensation subject to Code Section 409A shall be subject to the following additional rules: (i) no reimbursement of any such expense shall affect the right to reimbursement of any other such expense in any other taxable year; (ii) reimbursement of the expense shall be made, if at all, not later than the end of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement shall not be subject to liquidation or exchange for any other benefit.

Robert L. Wood
December 8, 2008

2. Severance Benefits.  In consideration of your acceptance of this Agreement and subject to (x) your meeting in full your obligations under this Agreement, including without limitation, with respect to the release and waiver of claims set forth in Paragraph 10 below; (y) your meeting in full your obligations under the surviving provisions of the Employment Agreement, including without limitation, the restrictive covenants set forth in Paragraphs 8, 9, and 10 of the Employment Agreement; and (z) any repayment obligation you may have pursuant to Paragraphs 6(d)(3), (4), and (5) of the Employment Agreement, the Company shall offer you the following severance payment and benefits:

(a) The Company will make a payment (the “Severance Payment”) to you in the gross amount of four million dollars ($4,000,000), which is an amount equivalent to: (i) two times your annual base salary in effect immediately prior to the Separation Date, plus (ii) two times your target bonus in effect immediately prior to the Separation Date.  The Severance Payment shall be paid in cash as follows: one million dollars ($1,000,000) on January 15, 2009; one million dollars ($1,000,000) on March 13, 2009; and two million dollars ($2,000,000) on June 15, 2009.

(b) For the two-year period beginning on your Separation Date, you may elect to continue your group health, dental, and vision benefits and life insurance coverage in accordance with the provisions of COBRA (if applicable), the terms set forth herein, applicable plan documents, and all other applicable legal requirements.  You will be provided with information and forms by which you can select such benefits continuation under separate cover.  During the two-year period following the Separation Date, and to the extent permitted by applicable plan documents or insurance contracts, the Company will continue to pay the employer’s share of your monthly premiums for such coverage on each scheduled monthly premium payment date, as required by applicable plan documents, at the rates in effect immediately prior to your Separation Date.  In the event that the Company is unable to provide this benefit under applicable plan documents or insurance contracts, the Company shall pay you during such period the economic value of the employer’s share of your monthly premiums on each scheduled monthly premium payment date.  In order to be eligible for Company contributions, however, you must (i) make a timely COBRA election and/or life insurance continuation election; and (ii) pay the remainder of the premium costs each month by sending a check to the Company prior to each scheduled monthly premium payment date (or, at your election, by a single check at the outset of your two-year coverage continuation period).  In the event that you decide not to sign this Agreement, you will still be eligible to continue your group health, dental, and vision benefits through COBRA by paying the full premiums associated with such coverage plus a small administrative fee and by complying with any and all other obligations required by law or applicable plan documents.  To the extent any reimbursements or other payments of expenses pursuant to this Section 2(b) constitute nonqualified deferred compensation subject to Code Section 409A, such reimbursements or payments shall comply with the additional rules regarding reimbursements set forth in Section 1(b).

Robert L. Wood
December 8, 2008

(c) All vested stock options shown on Exhibit A to this Agreement shall remain outstanding and exercisable until the dates set forth on Exhibit A.  You have no vested grants of Restricted Stock under the Chemtura 2006 Long-Term Incentive Plan.  All unvested stock options and unvested Restricted Stock grants held by you shall automatically and immediately be forfeited.

(d) The Company shall pay you your vested account balances under the Chemtura 401(k) Savings Plan and the Chemtura Supplemental Savings Plan (the “Deferred Compensation Payment”) pursuant to the terms of the applicable plan and your payment elections made thereunder as set forth in Exhibit B.  All other deferred compensation amounts unvested as of the Effective Date shall automatically and immediately be forfeited.

3. Tax Withholdings.  All payments by the Company under this Agreement will be reduced by all taxes and other amounts that the Company is required to withhold under applicable law and all other deductions authorized by you.

4. Acknowledgement of Full Payment.  You agree that the payments set forth herein shall be the only form of compensation, payments, and benefits provided to you by the Company, whether for services provided to the Company or otherwise, through the Separation Date and that, except as expressly provided under this Agreement, no further compensation, payment, or benefit is owed to you.  Without limiting the foregoing, you agree that you are not entitled to any payment, grant, or benefit under the Company’s long-term incentive plans.

5. Status of Employee Benefits and Paid Time Off.  Except as otherwise expressly provided in Paragraph 2(b) of this Agreement with respect to continuation of health, dental, vision, and life insurance coverage, your participation in all employee benefit plans of the Company will end as of the Separation Date, in accordance with the terms of those plans.  You will not continue to earn vacation or other paid time off after the Separation Date.

Robert L. Wood
December 8, 2008

6. Restrictive Covenants.  You agree that you will continue to abide by the restrictive covenants set forth in Paragraphs 8, 9, and 10 of the Employment Agreement.

7. Non-Disclosure and Non-Disparagement.  You agree that you will not disclose this Agreement or any of its terms or provisions, directly or by implication, except (i) to members of your immediate family and to your legal and tax advisors, and then only on condition that they agree not to further disclose this Agreement or any of its terms or provisions to others; or (ii) to the extent this Agreement is publicly disclosed by the Company.  You agree not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are disparaging of the Company or any of its past or present officers or directors in their capacity as such.  The Company agrees not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are disparaging of you.  You further agree that your violation of this covenant will be deemed a material breach of this Agreement.

8. Employee Cooperation.  You agree to cooperate reasonably with the Company hereafter with respect to all matters arising during or related to your employment, including but not limited to all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement.  The Company will reimburse you for your out-of-pocket expenses incurred in complying with Company requests hereunder, provided such expenses are authorized by the Company in advance.

9. Return of Company Documents and Other Property.  In signing this Agreement, you give the Company assurance that you have returned to it, or will return by the date this Agreement is executed, any and all documents, materials and information related to the business, whether present or otherwise, of the Company and its Affiliates (as defined herein), and all keys, equipment and other property of the Company and its Affiliates in your possession or control.  Recognizing that your employment with the Company has ended, you agree that you will not, for any purpose, attempt to access or use any computer or computer network or system of the Company or any of its Affiliates, including without limitation their electronic mail systems.  Further, you acknowledge that you have disclosed to the Company all passwords necessary or desirable to enable the Company to access all information which you have password-protected on its computer network or system.  For purposes of this Agreement, “Affiliate” shall mean any corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Robert L. Wood
December 8, 2008

10. Release and Waiver of Claims by You.  You hereby agree and acknowledge that by signing this Agreement and accepting the benefits to be provided to you hereunder, and for other good and valuable consideration provided for in this Agreement, you are waiving your right to assert any form of legal claim against the Company and its affiliates and all of its and their respective past, present, and future directors, shareholders, officers, employees, agents and representatives, their respective successors and assigns, and all others connected with it and them, both individually and in their official capacities whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the Effective Date. Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) for any alleged action, inaction or circumstance of any kind, nature or description whatsoever, whether known or unknown, apparent or not apparent, contingent or absolute, accrued or unaccrued, matured or unmatured, foreseeable or unforeseeable, liquidated or unliquidated, unsuspected or unanticipated which you ever had, now have, may have, or may claim to have against the Company existing or arising through the Effective Date.

Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claim arising from or related to your employment relationship with the Company, the Employment Agreement and your separation from service, including, without limitation:

(a) Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Effective Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this Paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any other similar federal or state statute;

(b) Claims under any state or federal employment related statute, regulation or executive order (as they may have been amended through the Effective Date) relating to terms and conditions of employment. Without limitation, specifically included in this Paragraph are any Claims arising under the National Labor Relations Act, the Employee Retirement Income Security Act of 1974 and the Consolidated Omnibus Budget Reconciliation Act;

Robert L. Wood
December 8, 2008

(c) Claims under any state or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence; and

(d) Any other Claim arising under state or federal law.

It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement.  To that end, you have been advised and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement.

11. Release of Claims by the Company.  The Company hereby agrees and acknowledges that by signing this Agreement for good and valuable consideration provided for in this Agreement, the Company is waiving its right to assert any form of Claims against you, your heirs, estate, agents, successor and assigns whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the Effective Date.  The Company’s waiver and release herein is intended to bar any form of Claim against you seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) for any alleged action, inaction or circumstance of any kind, nature or description whatsoever, arising through the Effective Date, as defined below, provided however, and notwithstanding any other provision of this Agreement to the contrary, the release by the Company does not: (i) limit in any way the Company’s right to enforce this Agreement or to enforce any violations of the Employment Agreement that occur after the date hereof or any claims arising based on actions by you or events occurring after the date hereof, (ii) release any claims based on fraud or a violation of law by you (provided that the Company is not aware at this time of any fraudulent activity or criminal wrongdoing by you, and the Company is not aware at this time of any act by you that could give rise to a violation of federal, state, or local statute, rule or regulation), (iii) release any other act or omission for which the Company would not have the power to indemnify you pursuant to Section 145 of the Delaware General Corporate Law, or (iv) release any rights under applicable law which cannot be waived or released pursuant to any agreement; provided further, that references to the “awareness” of the Company in Paragraphs 11 and 12 shall refer only to the actual knowledge of the members of the Board (excluding, for purposes of clarification, you).

Robert L. Wood
December 8, 2008

12. Claims Not Released.  Notwithstanding the foregoing releases in Paragraphs 10 and 11, this Agreement does not release (i) you or the Company from any obligation expressly set forth in this Agreement, or (ii) your rights to indemnification, advancement and director’s and officer’s liability insurance coverage as provided in Paragraph 13 hereof.  If the Company hereafter discovers claims or facts in addition to or different than those which it is now are aware of, knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of entering into this Agreement, may have materially affected this Agreement and its decision to enter into it, the Company does not release or waive, and expressly preserves any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

13. Indemnification.  Notwithstanding anything to the contrary herein, you shall retain all indemnification, advancement and director’s and officer’s liability insurance rights you possess immediately prior to the Separation Date, including, but not limited to, any rights set forth in Paragraph 4(g) of the Employment Agreement, any indemnity agreements you entered into with the Company, and any rights provided in the certificate of incorporation or bylaws of the Company as in effect immediately prior to the Effective Date.  All such rights to indemnification, advancement and director’s and officer’s liability insurance shall remain in full force and effect, according to their terms.  In addition, the Company shall maintain you as a named insured on its directors and officers insurance policies through at least the fifth (5th) anniversary of the Effective Date, or for so long as the Company maintains any directors and officers insurance policies for any officers or directors, on terms and conditions that are no less favorable than those provided to any officer or director.

14. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to conflicts of laws principles thereof, except to the extent that federal law applies.

(b) This letter contains the entire agreement between you and the Company and replaces and supersedes all prior and contemporaneous agreements, communications and understandings, whether written or oral, with respect to your employment and its termination and all related matters; provided, however, that Paragraphs 6(d)(3), 6(d)(4), 6(d)(5), 8, 9, 10, 11, 12, 18, 21 and 22 (and the applicable definitions set forth in Paragraph 1) of the Employment Agreement shall remain in full force and effect.

Robert L. Wood
December 8, 2008

(b) No person, other than pursuant to a resolution duly adopted by the members of the Company’s Board of Directors, shall have the authority on behalf of the Company to agree to modify, amend, or waive any provision of this Agreement.  Further, this Agreement may not be modified or amended orally, but only by a written agreement signed by both parties.  Each party to this Agreement acknowledges and agrees that no breach of this Agreement by the other party or failure to enforce or insist on its or his rights under this Agreement shall constitute a waiver or abandonment of any such rights or defense to enforcement of such rights.

(c) This Agreement and the rights, interests and obligations of the Company hereunder shall inure to the benefit of and be enforceable by any parent, subsidiary or affiliate of the Company or to any person, corporation, partnership or entity that succeeds to all or substantially all of the business or assets of the Company, and the Company shall require any such successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement.  This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

(d) This Agreement is to be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

(e) If any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f) The captions and headings in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

Robert L. Wood
December 8, 2008

(g) This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.
If the terms of this Agreement are acceptable to you, please sign, date and return it to me after the Separation Date, within twenty-one (21) days of the date you receive it.  Please note that in order to be eligible for the severance benefits provided herein, you must timely sign and return the Agreement after the Separation Date (and no later than twenty-one (21) days after the date you receive the Agreement).  This Agreement will not be effective, and will never take effect, if you sign the letter on or prior to the Separation Date.  You may revoke this Agreement at any time during the seven (7) days immediately following the date of your timely signing.  If you do not revoke it, then, at the expiration of that seven-day period (the “Effective Date”), this letter will take effect as a legally-binding agreement between you and the Company on the basis set forth above.  The enclosed copy of this letter, which you should also sign and date, is for your records.

Sincerely,

CHEMTURA CORPORATION

/s/ Lynn A. Schefsky (for Roger L. Headrick)
Roger L. Headrick
Chairman, Compensation Committee

I hereby agree to the terms and conditions set forth above.  I have been given at least twenty-one (21) days to consider this Agreement, and I have chosen to execute this Agreement on the date set forth below.  I intend that this Agreement will become a binding agreement between Chemtura Corporation and me if I do not revoke my acceptance within seven (7) days.  Accepted and agreed:

Signature:	/s/ Robert L. Wood
Robert L. Wood

Date:	December 14, 2008

EXHIBIT A

Vested and Exercisable Options on the Effective Date

Robert L. Wood
67 Tophet Road
Roxbury, CT 06783

Grant Date	Expiration Date	Plan ID	Grant Type	Granted	Grant Price	Outstanding	Exercisable
01/20/2004	03/08/2009	98	Non-Qualified	500,000	$7.64	500,000	500,000
02/23/2005	03/08/2009	98	Non-Qualified	300,000	$12.92	300,000	300,000
03/06/2006	03/08/2009	98	Non-Qualified	330,000	$10.75	330,000	220,000
06/06/2006	03/08/2009	98	Non-Qualified	220,000	$10.75	220,000	146,667
02/16/2007	03/08/2009	2006	Non-Qualified	75,000	$12.06	75,000	18,7500
02/28/2008	03/08/2009	2006	Non-Qualified	375,000	$8.71	375,000	0
Totals				1,800,000		1,800,000	1,185,417

EXHIBIT B

Deferred Compensation Payment Schedule

Robert L. Wood
67 Tophet Road
Roxbury, CT 06783

Applicable Plan	Date	Compensation Type	Current Value	Date Payable
Chemtura Supplemental Savings Plan	12/09/08	Cash – Lump Sum Distribution	$572,250	06/09/2009
Chemtura 401(k) Savings Plan	12/09/08	401(k) contributions	$129,938	When withdrawn after age 59 1/2